UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

FOSSIL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On November 30, 2005, our Board of Directors approved the accelerated vesting of all unvested and “out-of-the-money” non-qualified stock options previously awarded to our non-employee directors on January 1, 2005, under our 1993 Nonemployee Director Stock Option Plan.  In order to prevent unintended personal benefits to our non-employee directors, as a condition to the acceleration of their options, our non-employee directors must agree to the imposition of restrictions on the sale of any shares received through the exercise of accelerated options. In general, these restrictions will prevent the sale of any shares received from the exercise of an accelerated option until the original vesting date of the option pursuant to the terms of the respective award agreements. The exercise price for options granted on January 1, 2005 is $25.64.

As previously reported in our Form 8-K dated November 16, 2005, the Compensation Committee of our Board of Directors approved the accelerated vesting of all unvested and “out-of-the-money” non-qualified and incentive stock options previously awarded to current employees, including officers, during the period beginning on February 23, 2004 and ending on March 8, 2005 (the “Acceleration Period”) under our 2004 Long-Term Incentive Plan.

Under the recently revised Financial Accounting Standards Statement No. 123, “Share-Based Payment” (“SFAS 123(R)”), we will be required to recognize the expense associated with our outstanding unvested stock options beginning in the first quarter of fiscal year 2006.  As a result of these accelerations of employee and non-employee director options, we expect to reduce the stock option expense we otherwise would be required to record in connection with the accelerated options by approximately $15.1 million over the original option vesting period.

The decision to accelerate the vesting of the non-employee director options, which our Board of Directors believes is in the best interest of Fossil, Inc., our stockholders and employees, was made primarily to reduce non-cash compensation expense that would have been recorded in our income statement in future periods upon the adoption of SFAS 123(R) beginning in January 2006.  In addition, because these options have exercise prices in excess of current market values, they are not fully achieving their original objectives of incentive compensation and director retention.

Certain statements contained herein that are not historical facts, including, but not limited to, statements regarding our expected results of operations, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: general economic conditions, competition, acts of terrorism or acts of war, government regulation, changes in foreign currency valuations in relation to the United States Dollar and possible future litigation, as well as the risks and uncertainties set forth in the Company’s Current Report on Form 8-K dated September 14, 2004 and the Company’s Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             December 2, 2005

FOSSIL, INC.

By:	/s/ Mike L. Kovar

Name:	Mike L. Kovar

Title:	Senior Vice President and
Chief Financial Officer